As filed with the Securities and Exchange Commission on October 5, 2021

Registration Statement No. 33-9476

Registration Statement No. 33-63816

Registration Statement No. 33-79360

Registration Statement No. 333-4634

Registration Statement No. 333-84469

Registration Statement No. 333-84471

Registration Statement No. 333-103847

Registration Statement No. 333-122181

Registration Statement No. 333-151218

Registration Statement No. 333-174884

Registration Statement No. 333-180041

Registration Statement No. 333-230941

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-9476

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-63816

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-79360

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-4634

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-84469

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-84471

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103847

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122181

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151218

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174884

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180041

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230941

IEC Electronics Corp.

(Exact name of registrant as specified in its charter)

Delaware	13-3458955
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

328 Silver Hill Road, Newark, New York 14513

(Address of Principal Executive Offices) (Zip Code)

IEC Electronics Corp. 1982 Incentive Stock Option Plan

IEC Electronics Corp. 1982 Non-Qualified Stock Option Plan

IEC Electronics Corp. Stock Purchase Warrant Plan for Non-Employee Directors

IEC Electronics Corp. 1989 Stock Option Plan

IEC Electronics Corp. 1993 Stock Option Plan

IEC Electronics Corp. Compensation Plan for Non-Employee Directors

IEC Electronics Corp. 2001 Stock Option and Incentive Plan

IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan

IEC Electronics Corp. 2011 Employee Stock Purchase Plan

IEC Electronics Corp. 2019 Stock Incentive Plan

(Full title of the plans)

James W. Hackett, Jr.

General Counsel and Head of Acquisitions

Creation Technologies Inc.

One Beacon Street

Boston, Massachusetts 02108

Telephone: (877) 734-7456

(Name, address, and telephone numbers of person authorized to receive notices and communications on behalf of the persons filing statement)

Copies to:

William P. Gelnaw, Jr.

John R. Pitfield

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following registration statements on Form S-8 (together, the “Registration Statements”) filed by IEC Electronics Corp. (the “Company”):

•

The Registration Statement on Form S-8 (Registration Statement No. 33-9476) (the “General Incentive Compensation Plan Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on October 14, 1986, registering 231,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”) (the “General Incentive Compensation Plan Shares”) to be issued to participants under the Company’s 1982 Incentive Stock Option Plan (“1982 Plan”), 1982 Non-Qualified Stock Option Plan (“1982 Non-Qual Plan”) and Stock Purchase Warrant Plan for Non-Employee Directors (the “Warrant Plan”).

•

The Registration Statement on Form S-8 (Registration Statement No. 33-63816) (the “1989 Stock Option Plan Registration Statement”), filed with the SEC on June 3, 1993, registering 481,250 shares of the Common Stock (the “1989 Stock Option Plan Shares”) to be issued to participants under the Company’s 1989 Stock Option Plan (the “1989 Plan”).

•

The Registration Statement on Form S-8 (Registration Statement No. 33-79360) (the “1993 Stock Option Plan Registration Statement”), filed with the SEC on May 25, 1994, registering 600,000 shares of the Common Stock (the “1993 Stock Option Plan Shares”) to be issued to participants under the Company’s 1993 Stock Option Plan (the “1993 Plan”).

•

The Registration Statement on Form S-8 (Registration Statement No. 333-4634) (the “May 1996 Additional 1993 Plan Registration Statement”), filed with the SEC on May 3, 1996, registering 300,000 shares of the Common Stock (the “May 1996 Additional 1993 Plan Shares”) to be issued to participants under the Company’s 1993 Plan.

•

The Registration Statement on Form S-8 (Registration Statement No. 333-84469) (the “Compensation Plan for Non-Employee Directors Registration Statement”), filed with the SEC on August 4, 1999, registering 50,000 shares of the Common Stock (the “Compensation Plan for Non-Employee Directors Shares”) to be issued to participants under the Company’s Compensation Plan for Non-Employee Directors (the “Compensation Plan for Non-Employee Directors”).

•

The Registration Statement on Form S-8 (Registration Statement No. 333-84471) (the “August 1999 Additional 1993 Plan Registration Statement”), filed with the SEC on August 4, 1999, registering 500,000 shares of the Common Stock (the “August 1999 Additional 1993 Plan Shares”) to be issued to participants under the Company’s 1993 Plan.

•

The Registration Statement on Form S-8 (Registration Statement No. 333-103847) (the “2001 Stock Option and Incentive Plan Registration Statement”), filed with the SEC on March 17, 2003, registering 1,500,000 shares of the Common Stock (the “2001 Stock Option and Incentive Plan Shares”) to be issued to participants under the Company’s 2001 Stock Option and Incentive Plan (the “2001 Plan”).

•

The Registration Statement on Form S-8 (Registration Statement No. 333-122181) (the “January 2005 Additional 2001 Plan Registration Statement”), filed with the SEC on January 21, 2005, registering 1,000,000 shares of the Common Stock (the “January 2005 Additional 2001 Plan Shares”) to be issued to participants under the Company’s 2001 Plan.

•

The Registration Statement on Form S-8 (Registration Statement No. 333-151218) (the “May 2008 Additional 2001 Plan Registration Statement”), filed with the SEC on May 28, 2008, registering 600,000 shares of the Common Stock (the “May 2008 Additional 2001 Plan Shares”) to be issued to participants under the Company’s 2001 Plan.

•

The Registration Statement on Form S-8 (Registration Statement No. 333-174884) (the “2010 Omnibus Incentive Compensation Plan Registration Statement”), filed with the SEC on June 14, 2011, registering 2,000,000 shares of the Common Stock (the “2010 Omnibus Incentive Compensation Plan Shares”) to be issued to participants under the Company’s 2010 Omnibus Incentive Compensation Plan (the “2010 Plan”).

•

The Registration Statement on Form S-8 (Registration Statement No. 333-180041) (the “2011 Employee Stock Purchase Plan Registration Statement”), filed with the SEC on March 12, 2012, registering 150,000 shares of the Common Stock (the “2011 Employee Stock Purchase Plan Shares”) to be issued to participants under the Company’s 2011 Employee Stock Purchase Plan (the “2011 Plan”).

•

The Registration Statement on Form S-8 (Registration Statement No. 333-230941) (the “2019 Stock Incentive Plan Registration Statement”), filed with the SEC on April 18, 2019, registering 867,171 shares of the Common Stock (the “2019 Stock Incentive Plan Shares”) to be issued to participants under the Company’s 2019 Stock Incentive Plan (the “2019 Plan”).

The General Incentive Compensation Plan Shares, 1989 Stock Option Plan Shares, the 1993 Stock Option Plan Shares, the May 1996 Additional 1993 Plan Shares, the August 1999 Additional 1993 Plan Shares, the Compensation Plan for Non-Employee Directors Shares, the 2001 Stock Option and Incentive Plan Shares, the January 2005 Additional 2001 Plan Shares, the May 2008 Additional 2001 Plan Shares, the 2010 Omnibus Incentive Compensation Plan Shares, the 2011 Employee Stock Purchase Plan Shares, and the 2019 Stock Incentive Plan Shares are collectively referred to herein as the “Shares.” The Shares were registered to be issued to participants under the 1982 Plan, the 1982 Non-Qual Plan, the Warrant Plan, the 1989 Plan, the 1993 Plan, the Compensation Plan for Non-Employee Directors, the 2001 Plan, the 2010 Plan, the 2011 Plan, and the 2019 Plan (collectively referred to herein as the “Plans”).

The Company is no longer issuing securities under the Plans. These Post-Effective Amendments to the Registration Statements are being filed in order to deregister all Shares that were registered under the Registration Statements and remain unissued under the Plans, if any.

On October 5, 2021, pursuant to the Agreement and Plan of Merger, dated August 12, 2021, by and among the Company, Creation Technologies International Inc. (“Parent”), Creation Technologies Inc. and CTI Acquisition Corp. (“Purchaser”), Purchaser merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger,” together with the Offer, the “Transactions”).

In connection with the Transactions, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister all such securities of the Company registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the date set forth below.

IEC Electronics Corp.
(Registrant)

Date: October 5, 2021	By:	/s/ James W. Hackett, Jr.
	Name:	James W. Hackett, Jr.
	Title:	President and Chief Executive Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons on this 5th day of October, 2021 in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ James W. Hackett, Jr. James W. Hackett, Jr.	President and Chief Executive Officer and Secretary and Director (Principal Executive Officer)	October 5, 2021

/s/ Patrick Freytag Patrick Freytag	Treasurer (Principal Financial Officer and Accounting Officer)	October 5, 2021